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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Amtech Corporation of our report dated February 20, 1997 included in the 1996 Annual Report to Shareholders of Amtech Corporation.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34451) pertaining to the 1988 Stock Option Plan, 1989 Stock Option Plan, 1990 Stock Option Plan, and the Original Stock Plan of Amtech Corporation; the Registration Statement (Form S-8 No. 33-53010) pertaining to the Amtech Corporation 1992 Stock Option Plan; the Registration Statements (Form S-8 No. 33-65061 and Form S-8 No. 333-06507) pertaining to the Amtech Corporation 1995 Long-Term Incentive Plan; the Registration Statement (Form S-8 No. 333-06503) pertaining to the Amtech Corporation 1996 Directors' Stock Option Plan; the Registration Statement (Form S-8 No. 333-06505) pertaining to the Amtech Corporation 401(k) Plan; and the Registration Statement (Form S-8 No. 333-06511) pertaining to the Amtech Corporation 1996 Employee Stock Purchase Plan of our report dated February 20, 1997, with respect to the consolidated financial statements of Amtech Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                    /s/        Ernst & Young LLP
                                                    ----------------------------
                                                               Ernst & Young LLP


Dallas, Texas
March 20, 1997